UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2005
                                                         (April 15, 2005)




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

              Delaware                                   62-1040440
     (State or other jurisdiction                      (IRS employer
          of incorporation)                          identification No.)
                                    000-21788
                            (Commission file number)

           One Cotton Row, Scott, Mississippi                  38772
        (Address of principal executive offices)             (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
 Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 15, 2005, Delta and Pine Land Company ("D&PL") and certain of its subsidiaries entered into an unsecured $75 million credit agreement (the "Credit Agreement") with Bank of America, N.A (the "Bank"). The Credit Agreement is summarized in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

The Bank has performed in the past, and may perform in the future, banking, investment banking and/or advisory services for the Company and its affiliates from time to time for which it has received customary fees and expenses.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant.

The Credit Agreement provides for unsecured revolving loans up to a maximum aggregate amount outstanding of $75 million, plus Letters of Credit which were outstanding prior to the execution of the Credit Agreement in the amount of approximately $2 million. Of the total commitment, $50 million represents a seasonal commitment. The Credit Agreement expires on July 31, 2006, at which time all outstanding amounts under the Credit Agreement will be due and payable, subject to the Company's right to request a one-year extension and the Bank's acceptance of that request.

In general, borrowings under the Credit Agreement will bear interest at a rate calculated according to a Eurodollar rate, plus an applicable margin. The Eurodollar rate is generally determined by reference to the British Bankers Association LIBOR rate. The applicable margin on a Eurodollar borrowing is 0.55%. The Company will also be required to pay unused fees of 0.125% annually, calculated on the daily unused portion of the Credit Agreement.

The Credit Agreement also contains customary representations, warranties and covenants for a transaction of this type. The primary financial covenant requires the Company's funded indebtedness under the Credit Agreement to not exceed 50% of certain current and long-term assets, defined in the Credit Agreement and determined as of the last day of each fiscal quarter.

The Credit Agreement also contains customary events of default, including a cross default provision and a change of control provision. In the event of a default, the Bank may declare the obligations under the Credit Agreement immediately due and payable. For certain events of default relating to insolvency and receivership, the commitment of the Bank is automatically terminated and all outstanding obligations become due and payable.

As of the date hereof, there are no loans outstanding under the Credit Agreement. The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.         Description
-----------         -----------
  10.1              Credit  Agreement  among  Delta  and Pine Land  Company,  as
                    Borrower, Certain of its Subsidiaries, as Guarantors, and Bank of America, N.A., as Lender, dated as of April 15, 2005 and related forms of Revolving Note dated April 15, 2005 and Autoborrow Service Agreement dated April 15, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     April 20, 2005           /s/ R. D. Greene
                                   ---------------------------------------
                                   R. D. Greene,
                                   Vice President - Finance, Treasurer and
                                   Assistant Secretary